Exhibit 99.1

FOR IMMEDIATE RELEASE

Express Scripts in Binding Agreement with MSC for the Purchase of its Pharmacy Services Division

JACKSONVILLE, Fla. (June 13, 2008) – Express Scripts has entered into a binding agreement to purchase the Pharmacy Services Division of MSC – Medical Services Company. MSC, which previously consisted of two distinct units – pharmacy and ancillary – will retain the MSC brand and all employees, products and services not associated with the pharmacy division.

Express Scripts, Inc. (Nasdaq: ESRX) is one of the largest PBM companies in North America, providing PBM services to thousands of client groups, including managed-care organizations, insurance carriers, employers, third-party administrators, public sector, workers’ compensation, and union-sponsored benefit plans. MSC, a leading service provider in workers' compensation, will now focus solely on its ancillary business and enhance its capabilities and technologies in that growing market. The company has four ancillary business lines: Durable Medical Equipment, Home Health Nursing Services, Translation / Transportation and Imaging Services.

“Both our pharmacy and ancillary customers should benefit greatly from this agreement,” said Joe Delaney, MSC’s President and CEO. “For our pharmacy customers, this deal will combine the best practices of MSC and Express Scripts, both of which have a strong reputation for providing high quality PBM service to workers’ compensation clients. For our ancillary customers, this deal enables MSC to put greater focus and investment in the ancillary market, which has very different needs and is vastly under-penetrated from a network perspective.”

“Express Scripts sees tremendous value in our Pharmacy Services division because of our reputation for developing innovative technologies tailored to the needs of workers’ compensation clients, our high-touch customer service model and our advanced clinical skills,” said Mitch Freeman, President of MSC’s Pharmacy Services Division.

George Paz, Express Scripts chairman & chief executive officer, added “Express Scripts has a long history of offering PBM services to workers’ compensation providers, and the addition of MSC will enhance our leadership in using proven PBM cost-management tools to drive down costs and improve health outcomes. Through our commitment to and capabilities in this arena, we will continue to provide the high level of service and clinical expertise required in workers’ compensation,”

MSC’S pharmacy and ancillary divisions have historically been managed by two separate teams, have operated as individual business units and are well prepared for a seamless transition. To reinforce this continuity of service, MSC and Express Scripts have entered into a cooperative marketing agreement, which ensures ongoing collaboration and communication to meet the shared future needs and opportunities of their respective businesses.

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About MSC – Medical Services Company

MSC provides medical products and services to workers' compensation clients. The company’s customers include the nation's leading workers' compensation insurers, third-party administrators and self-insured employers. MSC’s focus on the specific dynamics of the workers' compensation allows the company to provide market-leading cost containment solutions for its customers. MSC’s ancillary services are organized in four distinct business lines: Durable Medical Equipment, Home Health Nursing Services, Translation / Transportation and Imaging Services. MSC is headquartered in Jacksonville, Fla. For more information, visit www.YourMSC.com.

About Express Scripts

Express Scripts, Inc. (Nasdaq: ESRX) is one of the largest PBM companies in North America, providing PBM services to thousands of client groups, including managed-care organizations, insurance carriers, employers, third-party administrators, public sector, workers’ compensation, and union-sponsored benefit plans. Express Scripts is headquartered in St. Louis, Missouri. More information can be found at http://www.express-scripts.com.

Statements contained in this release, which are not historical facts, may be considered forward-looking statements as defined in the Private Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include without limitation the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, changes in the interest rates, the effects of competition, and other factors that could cause actual results to differ materially as discussed further in documents filed by Express Scripts and MSC with the SEC from time to time.

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Burdette Ketchum

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